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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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Filed by a Party other than the Registrant ☐
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☒	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12
Arena Pharmaceuticals, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ARENA PHARMACEUTICALS, INC.

Jack Lief President, Chief Executive Officer and Director	6166 Nancy Ridge Drive San Diego, CA 92121

April 23, 2004

Dear Arena Stockholder:

        You are cordially invited to attend the 2004 Annual Meeting of the Stockholders of Arena Pharmaceuticals, Inc., a Delaware corporation. The Annual Meeting will be held on Friday, June 11, 2004, at 10:00 a.m. San Diego local time, at our offices located at 6150 Nancy Ridge Drive, San Diego, California 92121. I look forward to meeting with as many of our stockholders as possible.

        At the Annual Meeting, we will elect eight directors and act upon a proposal to ratify the appointment of our independent auditors for the year ending December 31, 2004. There will also be a report on our business, and you will have an opportunity to ask questions about your company.

        If you would like directions to our offices, please visit our website at www.arenapharm.com, where you will find a "Directions" section under "About Us" that has an easy to use map locator program.

        On behalf of the employees and the Board of Directors, I would like to express our appreciation for your continued interest in Arena.

                      Sincerely,

                      Jack Lief
                      President, Chief Executive Officer & Director

For further information about the Annual Meeting, please call (858) 453-7200, ext. 1315

Notice of Annual Meeting of Stockholders
To be held on June 11, 2004

ARENA PHARMACEUTICALS, INC.
6150 Nancy Ridge Drive
San Diego, California 92121

April 23, 2004

To the Stockholders of Arena Pharmaceuticals, Inc.:

        The Annual Meeting of Stockholders of Arena Pharmaceuticals, Inc., a Delaware corporation, will be held on Friday, June 11, 2004, at 10:00 a.m. San Diego local time, at our offices, located at 6150 Nancy Ridge Drive, San Diego, California 92121, for the following purposes:

  1.
  To elect directors to the Board of Directors to serve for the ensuing year and until their successors are elected and qualified.

  2.
  To ratify the appointment of our independent auditors for the year ending December 31, 2004.

  3.
  To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

        The foregoing items of business are more fully described in the proxy statement accompanying this notice.

        Only stockholders of record at the close of business on April 15, 2004, are entitled to notice of and to vote at the Annual Meeting and at any adjournment or postponement thereof.

        Whether or not you expect to attend in person, we urge you to sign, date and return the enclosed proxy card at your earliest convenience. This will ensure the presence of a quorum at the meeting. Promptly signing, dating and returning the proxy card will save us the expense and extra work of additional solicitation. You may return your proxy card in the enclosed envelope (no postage is required if mailed in the United States). You may also vote by telephone or the Internet pursuant to the instructions that accompanied your proxy card. Sending in your proxy card or voting by telephone or the Internet will not prevent you from voting your stock at the Annual Meeting if you desire to do so, as your proxy may be cancelled at your option. Please note, however, that if your shares are held of record by a bank, broker or other agent and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

                      By Order of the Board of Directors

                      Steven W. Spector
                      Vice President, General Counsel & Secretary

TABLE OF CONTENTS TO PROXY STATEMENT

Information Concerning Solicitation and Voting	1
General	1
Questions and Answers About this Proxy Material and Voting	1
Proposal 1—Election of Directors	4
Nominees	5
Business Experience of Directors	5
Information About the Board of Directors and its Committees	7
Audit Committee	7
Compensation Committee	8
Corporate Governance and Nominating Committee	8
Stockholder Director Recommendations	9
Stockholder Communications with the Board of Directors	9
Proposal 2—Ratification of Independent Auditors	10
Compensation and Other Information Concerning Officers, Directors and Certain Stockholders	10
Executive Officers	10
Director Compensation	12
Executive Compensation	13
Restricted Stock Grants	15
Aggregated Option Exercises in Last Fiscal Year and Fiscal Year End Option Values	16
Employment Agreements	16
Compensation Committee Report on Executive Compensation	16
General Executive Compensation Policy and its Implementation	17
Chief Executive Officer Compensation	18
Internal Revenue Code Section 162(m)	18
Performance Graph	18
Security Ownership of Certain Beneficial Owners and Management	20
Section 16(a) Beneficial Ownership Reporting Compliance	22
Compensation Committee Interlocks and Insider Participation	22
Certain Relationships and Related Transactions	23
Audit Committee Report	24
Independent Auditors' Fees	25
Pre-Approval Policies and Procedures	25
Code of Ethics	25
Stockholder Proposals for the 2005 Annual Meeting	25
Annual Report	26
Annual Report on Form 10-K	26
Householding of Proxy Materials	26
Other Matters	26
Charter of the Audit Committee	Appendix A
Charter of the Compensation Committee	Appendix B
Charter of the Corporate Governance and Nominating Committee	Appendix C

ARENA PHARMACEUTICALS, INC.
6166 Nancy Ridge Drive
San Diego, CA 92121

PROXY STATEMENT FOR ANNUAL MEETING
OF STOCKHOLDERS
To Be Held on June 11, 2004, at 10:00 a.m. San Diego Local Time

Information Concerning Solicitation and Voting

        In this proxy statement, "Arena Pharmaceuticals," "Arena," "we," "us" and "our" refer to Arena Pharmaceuticals, Inc. and our wholly owned subsidiary, BRL Screening, Inc., unless the context otherwise provides.

General

        The enclosed proxy is solicited on behalf of the Board of Directors of Arena Pharmaceuticals, Inc., a Delaware corporation, for use at the 2004 Annual Meeting of Stockholders to be held on Friday, June 11, 2004, at 10:00 a.m. San Diego local time, or at any adjournments or postponements thereof, for the purposes set forth in this proxy statement and the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at our offices, located at 6150 Nancy Ridge Drive, San Diego, California.

        This proxy statement, together with the Notice of Annual Meeting of Stockholders, the form of proxy and our Annual Report to Stockholders, are first being mailed on or about April 23, 2004, to all stockholders of record at the close of business on the record date, which is April 15, 2004 (the "Record Date").

Questions and Answers About this Proxy Material and Voting

Q: Why am I receiving these materials?

  A:
  You are receiving these proxy materials in connection with the annual meeting of stockholders to be held on June 11, 2004, at 10:00 a.m. San Diego local time. As a stockholder, you are requested to vote on the proposals described in this proxy statement.

Q: Who can vote at the annual meeting?

  A:
  Each person who owns or has the right to vote shares of our common stock or Series B Convertible Preferred Stock, which we refer to as our Preferred Stock, as of the Record Date has the right to vote at the meeting. Our common stock and our Preferred Stock will vote together on the proposals set forth in this proxy statement. Each share of our common stock is entitled to one vote and each share of our Preferred Stock is entitled to 1,348 votes. As of the Record Date, there were 25,596,087 shares of our common stock and 3,500 shares of our Preferred Stock outstanding.

  Stockholder of Record: Shares Registered in Your Name

        If on the Record Date your shares were registered directly in your name with our transfer agent, Computershare Trust Company, Inc., then you are a stockholder of record. As a stockholder of record, you may vote in person at the meeting or vote by proxy.

  Beneficial Owner: Shares Registered in the Name of a Bank, Broker or Other Agent

        If on the Record Date your shares were held in an account by a bank, broker or other agent, then you are the beneficial owner of shares held in "street name" and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to direct your bank, broker or other agent on how to vote the shares in your account. You are also invited to attend the annual meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a legal proxy from your bank, broker or other agent.

Q: What is the proxy card?

  A:
  The proxy card enables you to appoint Jack Lief, our President and Chief Executive Officer, and Steven W. Spector, our Vice President, General Counsel and Secretary, as your representatives at the annual meeting. By completing and returning the proxy card, you are authorizing Mr. Lief and Mr. Spector, or each of them, to vote your shares at the meeting as you have instructed them on the proxy card. This way, you can vote your shares whether or not you attend the meeting.

Q: What am I voting on?

  A:
  We are asking you to vote on:

  •
  the election of eight directors for a one-year term, and

  •
  the ratification of Ernst & Young LLP as our independent auditors for the year ending December 31, 2004.

Q: How do I vote?

  A:
  Stockholder of Record: Shares Registered in Your Name

        BY MAIL:    Please complete and sign your proxy card and mail it in the enclosed pre-addressed envelope (no postage is required if mailed in the United States). If you mark your voting instructions on the proxy card, your shares will be voted as you instruct or in the best judgment of Mr. Lief or Mr. Spector if a proposal comes up for a vote at the meeting that is not on the proxy card.

        If you do not mark your voting instructions on the proxy card, your shares will be voted as follows:

    •
    FOR the eight named nominees as directors,

    •
    FOR the ratification of Ernst & Young LLP as our independent auditors for the year ending December 31, 2004, and

    •
    according to the best judgment of Mr. Lief or Mr. Spector if a proposal comes up for a vote at the meeting that is not on the proxy card.

        BY TELEPHONE:    Please follow the vote by telephone instructions that accompanied your proxy card. If you vote by telephone, you do not have to mail in your proxy card.

        BY INTERNET:    Please follow the vote by Internet instructions that accompanied your proxy card. If you vote by Internet, you do not have to mail in your proxy card.

        IN PERSON:    We will pass out written ballots to anyone who wants to vote in person at the meeting. However, if you hold your shares in street name, you must request a legal proxy from your bank, broker or other agent in order to vote at the meeting. Holding shares in "street name" means that you hold them through a bank, broker or other agent, and, therefore, the shares are not held in your individual name.

  A:
  Beneficial Owner: Shares Registered in the Name of a Bank, Broker or Other Agent

        If you are a beneficial owner of shares registered in the name of your bank, broker or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from us. Simply follow the instructions you received from that organization to ensure that your vote is counted. Please contact your bank, broker or other agent if you did not receive a proxy card or voting instructions.

        To vote in person at the annual meeting, you must obtain a legal proxy from your bank, broker or other agent. Follow the instructions from your bank, broker or other agent included with these proxy materials, or contact such agent to request a proxy form.

Q: What does it mean if I receive more than one proxy card?

  A:
  It likely means that you hold our shares in multiple accounts at the transfer agent or with brokers or other custodians of your shares. Please complete and return all the proxy cards you receive to ensure that all your shares are voted.

Q: Can I change my vote after submitting my proxy?

  A:
  Yes. You can revoke your proxy and change your vote at any time before the polls close at the meeting by:

  •
  signing another proxy card with a later date and returning it before the polls close at the meeting,

  •
  voting by telephone or the Internet before 9:00 p.m., San Diego local time, on June 10, 2004 (your latest telephone or Internet vote is counted),

  •
  a written notice that you are revoking your proxy that is returned before the polls close at the meeting, or

  •
  voting at the meeting. Please note, however, that simply attending the meeting will not, by itself, revoke your proxy.

Q: How many shares must be present to hold the meeting?

  A:
  To hold the meeting and conduct business, at least a majority of our outstanding shares as of the Record Date (determined as if all Preferred Stock was converted into common stock), must be present (either in person or represented by proxy) at the meeting. This is called a quorum.

        Shares are counted as present at the meeting if the stockholder either:

    •
    is present and votes in person at the meeting, or

    •
    has properly submitted a proxy (including voting by telephone or the Internet).

        Both abstentions and broker non-votes are counted as present for the purposes of determining the presence of a quorum. Broker non-votes occur when a broker who holds shares for a stockholder in street name submits a proxy for those shares but does not vote. In general, this occurs when the broker has not received voting instructions from the stockholder, and the broker lacks discretionary voting power under the rules of the NASD Inc. or otherwise to vote the shares.

Q: How many votes must the nominees receive to be elected as directors?

  A:
  Directors are elected by a plurality of votes present in person or represented by proxy at the Annual Meeting and entitled to vote. The eight individuals receiving the highest number of votes FOR election will be elected.

Q: How many votes must the ratification of Ernst & Young LLP as our independent auditors for the year ending December 31, 2004, receive to be approved?

  A:
  A majority of the shares (determined as if all of our Preferred Stock was converted to common stock) present at the meeting in person or by proxy must vote FOR ratification.

Q: How may I vote and how are votes counted?

  A:
  You may vote either "FOR" each director nominee or withhold your vote from any one or more of the nominees.

        You may vote "FOR" or "AGAINST" or "ABSTAIN" from voting on the proposal to ratify the selection of Ernst & Young LLP as our independent auditors. If you abstain from voting on any of these proposals, it will have the same effect as a vote "AGAINST" the proposal.

        Broker non-votes, if any, will not affect the outcome of the voting on any of the proposals described in this proxy statement.

        Voting results are tabulated and certified by our transfer agent, Computershare Trust Company, Inc.

Q: Who will bear the cost of soliciting votes for the meeting?

  A:
  We are paying for the distribution and solicitation of the proxies. As a part of this process, we reimburse brokers, nominees, fiduciaries and other custodians for reasonable fees and expenses in forwarding proxy materials to our stockholders. Our employees may also solicit proxies through mail, telephone, the Internet or other means, but they do not receive additional compensation for providing those services. Additionally, we may engage the services of an independent proxy solicitation firm to aid in the solicitation of proxies. The fees paid by us, in the event of such engagement, would not likely exceed $20,000.

Proposal 1

ELECTION OF DIRECTORS

        The persons named below are nominees for director to serve until the next annual meeting of stockholders and until their successors have been elected and qualified or until their early resignation or removal. Our by-laws provide that the authorized number of directors shall be determined by a resolution of the Board of Directors. In 2003, the Board of Directors increased the authorized number of directors from six to eight and appointed additional directors to add more experience to the Board of Directors and to achieve a majority of independent directors.

        It is our policy to encourage directors and nominees for director to attend the annual meetings of stockholders. All six of the nominees for election as a director at the 2003 annual meeting of stockholders attended that meeting.

        Each nominee listed below other than Messrs. Belcher, Bice and Toms was elected at the 2003 annual meeting of stockholders. Messrs. Belcher and Toms were identified and recommended as nominees by our independent directors. As discussed below under the caption "Business Experience of Directors," the BVF Stockholders designated Mr. Bice to serve as their designee on the Board of

Directors. All of the nominees were recommended for election to the Board of Directors by the Corporate Governance and Nominating Committee. Directors are elected by a plurality of votes present in person or represented by proxy at the Annual Meeting and entitled to vote. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the nominees named below. In the event that any of these nominees is unavailable to serve as a director at the time of the Annual Meeting, the proxies will be voted for any substitute nominee who shall be designated by the Board of Directors. We have no reason to believe that any nominee will be unavailable to serve. The Board of Directors recommends a vote "FOR" each named nominee below.

Nominees

        The following table sets forth information regarding the nominees as of April 23, 2004.

Name	Positions and Offices Held	Year First Elected Director	Age
Jack Lief	President, CEO and Director	1997	58
Dominic P. Behan, Ph.D.	Vice President, Research and Director	2000	40
Donald D. Belcher(1)	Director	2003	65
Scott H. Bice, Esq.(1)	Director	2003	61
Duke K. Bristow, Ph.D.(1)	Director	2002	47
Derek T. Chalmers, Ph.D.(2)	Vice President, Research and Director	2000	40
J. Clayburn La Force, Jr., Ph.D.(1)	Director	2002	75
Robert L. Toms, Sr., Esq.(1)	Director	2003	68

(1)
Member of Audit Committee, Compensation Committee and Corporate Governance and Nominating Committee.

(2)
Dr. Chalmers will no longer be an employee effective May 1, 2004, but is continuing to serve as one of our directors.

Business Experience of Directors

        Jack Lief is one of our co-founders and has served as a director and our President and Chief Executive Officer since April 1997. Mr. Lief also serves as a director and President and Chief Executive Officer of BRL Screening, Inc. and as a director of TaiGen Biotechnology Co., Ltd. Mr. Lief served as a director and Chairman of ChemNavigator, Inc. until January 2004. We own 100% of the outstanding voting securities of BRL Screening, approximately 35% of the outstanding voting securities of ChemNavigator and approximately 14% of the outstanding voting securities of TaiGen. From 1995 to April 1997, Mr. Lief served as an advisor and consultant to numerous biopharmaceutical organizations. From 1989 to 1994, Mr. Lief served as Senior Vice President, Corporate Development and Secretary of Cephalon, Inc., a biopharmaceutical company. From 1983 to 1989, Mr. Lief served as Director of Business Development and Strategic Planning for Alpha Therapeutic Corporation, a manufacturer of biological products. Mr. Lief joined Abbott Laboratories, a pharmaceutical company, in 1972, where he served until 1983, most recently as the head of International Marketing Research. Mr. Lief holds a B.A. from Rutgers University and a M.S. in Psychology (Experimental and Neurobiology) from Lehigh University.

        Dominic P. Behan, Ph.D. is one of our co-founders and has served as our Vice President, Research since April 1997 and as a director since April 2000. From 1993 to January 1997, Dr. Behan directed various research programs at Neurocrine Biosciences, Inc., a biopharmaceutical company. From 1990 to 1993, Dr. Behan was engaged in research at the Salk Institute. Dr. Behan holds a Ph.D. in Biochemistry from Reading University, England.

        Donald D. Belcher has served as a director since December 2003. Since May 1995, Mr. Belcher has been the Chairman of the Board of Banta Corporation (NYSE: BN), a leading printing and supply-chain management company servicing the technology and other industries. Mr. Belcher was Banta's Chief Executive Officer from January 1995 to October 2002, and was Banta's President from September 1994 to January 2001. Mr. Belcher is retiring from the board of directors of Banta at the time of its annual meeting, which is scheduled to be held on April 27, 2004. Before joining Banta, Mr. Belcher held a number of executive positions with the Avery Dennison Corporation, including most recently Senior Group Vice President, Worldwide Office Products.

        Scott H. Bice, Esq. has served as a director since December 2003. Mr. Bice is the Robert C. Packard Professor at the University of Southern California Law School, where he served as Dean from 1980 to 2000 and as a professor since 1969. Mr. Bice has experience on several corporate boards, including Imagine Films, Western and Residence Mutual Insurance Companies and Jenny Craig. Mr. Bice serves as the "BVF Designee" (as defined in the Stockholders Agreement) under the Stockholders Agreement, dated January 17, 2003 (the "Stockholders Agreement"), by and among BVF Inc., BVF Partners L.P., Biotechnology Value Fund, L.P., Biotechnology Value Fund II, L.P., BVF Investments, L.L.C., Investment 10, L.L.C. (collectively, the "BVF Stockholders") and Arena. Pursuant to the Stockholders Agreement, the Board of Directors is required to nominate the BVF Designee to stand for election as one of our directors, recommend such election and solicit proxies in respect thereof and vote the shares of our common stock represented by all proxies granted by stockholders in connection with the solicitation of proxies by the Board of Directors in connection with such meeting in favor of the BVF Designee, except for such proxies that specifically indicate a vote to withhold any authority with respect to the BVF Designee.

        Duke K. Bristow, Ph.D. has served as a director since October 2002. Dr. Bristow is an economist and is responsible for a research program in entrepreneurship, corporate governance and corporate finance in the Harold Price Center for Entrepreneurial Studies at the Anderson Graduate School of Management at the University of California, Los Angeles. Prior to his arrival at UCLA in 1990, Dr. Bristow worked for ten years at Eli Lilly and Company, holding various management positions in the Pharmaceutical Division, Medical Device Division, Diagnostics Division and in Corporate Finance. Dr. Bristow received his Ph.D. in Financial Economics at UCLA, his M.B.A. from Indiana University and his B.S. in Chemical Engineering from Purdue. Dr. Bristow is presently a member of the board of directors or advisory boards of three privately held companies, including two in the life sciences industry.

        Derek T. Chalmers, Ph.D. is one of our co-founders and served as our Vice President, Research since April 1997 and as a director since April 2000. Dr. Chalmers has decided to leave Arena as an employee effective May 1, 2004, to pursue another professional opportunity and to be geographically closer to his family, but is continuing to serve as one of our directors. From 1994 to January 1997, Dr. Chalmers directed various research programs at Neurocrine. From 1990 to 1994, Dr. Chalmers was engaged in research at the University of Michigan. Dr. Chalmers holds a Ph.D. in Neuroscience and Neuropharmacology from the University of Glasgow, Scotland.

        J. Clayburn La Force, Jr., Ph.D. has served as a director since October 2002. Dr. La Force brings over 20 years of experience in corporate governance as an independent director in a variety of industries, including life sciences. Dr. La Force has previously served as Chairman of the UCLA Economics Department and Dean of the Anderson School at UCLA. Dr. La Force has also served on more than 19 for-profit company boards of directors, including The Timken Company (1994-2001), Rockwell International (1980-2000), Eli Lilly (1981-1999) and Getty Oil Company (1983 until the merger with Texaco in 1984). Dr. La Force received his M.A. and Ph.D. in Economics from UCLA, as well as an A.B. in Economics from San Diego State University. Dr. La Force is on several boards of directors, including CancerVax Corporation, BlackRock Closed-End Funds, Payden Funds, Metzler/Payden Funds, and Advisors Services Trust.

        Robert L. Toms, Sr., Esq. has served as a director since December 2003. Mr. Toms has over 35 years of broad experience in business and law. He has been Counsel, General Counsel, Vice President, and Secretary to several major corporations and Senior Partner and Head of Corporate Business Groups in substantial law firms. Since 1998, Mr. Toms has practiced law in Pasadena, California, with a primary emphasis on business ventures, including being Of Counsel from 1998 to 2001 to Christie, Parker & Hale, a patent and trademark law firm. He is a former Commissioner of Corporations for the State of California.

Information About the Board of Directors and its Committees

        The Board of Directors held a total of nine meetings during the fiscal year ended December 31, 2003. Each director attended at least 75% of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings held by all committees of the Board of Directors on which such director served, in each case during the periods in which he served. In addition to regularly scheduled meetings, the directors discharge their responsibilities through considerable telephone and other communications with each other and our executive officers, as well as with our independent auditors and external advisors such as legal counsel, scientific consultants and investment bankers. As required under The NASDAQ Stock Market listing standards, our independent directors meet in regularly scheduled executive sessions at which only independent directors are present, in conjunction with regularly scheduled meetings of the Board of Directors and otherwise as needed.

        The standing committees of the Board of Directors are the Audit Committee, the Compensation Committee and the Corporate Governance and Nominating Committee. A majority of the members of a listed company's board of directors must qualify as "independent" under the applicable NASDAQ Stock Market listing standards. The board of directors must affirmatively make this determination. The Board of Directors has reviewed all relevant transactions and relationships between each non-employee director and Arena, our senior management and our independent auditors. After such evaluation, the Board of Directors affirmatively determined that our non-employee directors, namely Drs. Bristow and La Force and Messrs. Bice, Belcher and Toms, are independent directors under the applicable NASDAQ listing standards.

        All of the standing committees of the Board of Directors are comprised entirely of independent directors, and all of our independent directors are on each of our standing committees. The chairmen of our standing committees are appointed by the Board of Directors and may change in the future.

Audit Committee

        The Audit Committees' general responsibilities include:

  (i)
  selecting and evaluating the performance of our independent auditors,

  (ii)
  reviewing the scope of the audit to be conducted by the independent auditors, as well as the results of their audit, and approving audit and non-audit services to be provided to us by them,

  (iii)
  reviewing the organization and scope of our internal system of financial reporting controls,

  (iv)
  reviewing and assessing our reporting activities, including our annual report, and the accounting standards and principles followed,

  (v)
  approving related-party transactions, and

  (vi)
  overseeing our code of ethics and whistleblower protections.

        The Board of Directors has determined that each of the Audit Committee members meets the independence and experience requirements contained in the applicable NASDAQ listing standards and

Rule 10A-3(b)(1) of the Securities Exchange Act of 1934. The Board of Directors has also determined that Dr. Bristow is an "audit committee financial expert" as defined in Item 401(h) of Regulation S-K. We have adopted a written charter for the Audit Committee, which is available on our website at www.arenapharm.com and is attached hereto as Appendix A. Dr. Bristow is the Chairman of the Audit Committee. The Audit Committee held 11 meetings in 2003. All members of the Audit Committee attended all of the meetings.

Compensation Committee

        The Compensation Committee's general responsibilities include:

  (i)
  reviewing and approving corporate performance goals and objectives relevant to the compensation of our executive officers,

  (ii)
  evaluating and recommending to the Board of Directors compensation plans and programs for Arena, as well as modifying or terminating existing plans and programs,

  (iii)
  reviewing and approving compensation and benefits for directors and the executive officers, and making recommendations to the Board of Directors regarding these matters, and

  (iv)
  authorizing and approving equity grants under our equity compensation plans.

        Under our equity compensation plans, the Compensation Committee has broad discretion to set the exercise price of options and has the ability to grant restricted stock for no cash consideration. We have adopted a written charter for the Compensation Committee, which is available on our website at www.arenapharm.com and is attached hereto as Appendix B. Dr. La Force is the Chairman of the Compensation Committee. The Compensation Committee held nine meetings in 2003. All members of the Compensation Committee attended all of the meetings.

Corporate Governance and Nominating Committee

        The Corporate Governance and Nominating Committee's responsibilities include:

  (i)
  recommending guidelines to the Board of Directors for the governance of Arena, including the structure and function of the Board of Directors and its committees and our management,

  (ii)
  identifying, evaluating, reviewing and recommending to the Board of Directors qualified candidates to serve on the Board of Directors,

  (iii)
  developing a management succession plan and related procedures,

  (iv)
  making recommendations to the Board of Directors regarding the election of officers, and

  (v)
  reviewing and assessing the performance of the Board of Directors and each of its committees.

        The Corporate Governance and Nominating Committee uses many sources to identify potential director candidates, including the network of contacts among our directors, officers and other employees, and may engage outside consultants in this process. As set forth in the next section, the Corporate Governance and Nominating Committee will consider director candidates recommended by our stockholders. The Corporate Governance and Nominating Committee believes that candidates for director should have certain minimum qualifications, including being able to understand basic financial statements and having high personal integrity and ethics. In considering candidates for director, the Corporate Governance and Nominating Committee will consider all relevant factors, which may include among others the candidate's experience and accomplishments, the usefulness of such experience to our business, the availability of the candidate to devote sufficient time and attention to Arena, the candidate's reputation for personal integrity and ethics and the candidate's ability to exercise sound business judgment. However, the Corporate Governance and Nominating Committee retains the right to modify these qualifications from time to time. Candidates for director are reviewed in the context of the composition of the then current Board of Directors, our requirements and the interests of our stockholders. To date, the Corporate Governance and Nominating Committee has not rejected a timely director nominee from a stockholder or stockholders holding more than 5% of our voting stock. The Corporate Governance and Nominating Committee recommended the nominations of each of the directors nominated for election at the Annual Meeting.

        We have adopted a written charter for the Corporate Governance and Nominating Committee, which is available on our website at www.arenapharm.com and is attached hereto as Appendix C. Dr. Bristow is the Chairman of the Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee held seven meetings in 2003. All members of the Corporate Governance and Nominating Committee attended all of the meetings.

Stockholder Director Recommendations

        The Corporate Governance and Nominating Committee will consider director candidates recommended by our stockholders. A candidate must be highly qualified and be willing and expressly interested in serving on the Board of Directors. The Corporate Governance and Nominating Committee must receive all stockholder recommendations for director candidates for an annual meeting of stockholders by December 31 of the year before such annual meeting. A stockholder who wishes to recommend a candidate for the Corporate Governance and Nominating Committee's consideration should forward the candidate's name and information about the candidate's qualifications to Corporate Secretary, Arena Pharmaceuticals, Inc., 6166 Nancy Ridge Drive, San Diego, California 92121. Submissions must include a representation that the nominating stockholder is a beneficial or record owner of the Company's stock. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected. This procedure does not affect the deadline for submitting other stockholder proposals for inclusion in the proxy statement, nor does it apply to questions a stockholder may wish to ask at an annual meeting. Additional information regarding submitting stockholder proposals is set forth in our by-laws. Stockholders may request a copy of the by-law provisions relating to stockholder proposals from our Corporate Secretary.

Stockholder Communications with the Board of Directors

        The Board of Directors has a formal process by which stockholders may communicate with the Board of Directors or any of our directors or officers. Stockholders who wish to communicate with the Board of Directors or any of our directors or officers may do so by sending written communications addressed to such person or persons in care of Arena Pharmaceuticals, Inc., 6166 Nancy Ridge Drive, San Diego, California, 92121. All such communications will be compiled by our Corporate Secretary and submitted to the addressees on a periodic basis. If the Board of Directors modifies this process, we will post the revised process on our website.

Proposal 2

RATIFICATION OF INDEPENDENT AUDITORS

        The Audit Committee has appointed Ernst & Young LLP as our independent auditors for the fiscal year ending December 31, 2004. Ernst & Young LLP has audited our financial statements since our inception in 1997. The Board of Directors is submitting the appointment of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. The affirmative vote of the holders of a majority of shares (determined as if all of our Preferred Stock was converted to common stock) represented and voting at the meeting will be required to ratify the appointment of Ernst & Young LLP.

        In the event that the stockholders fail to ratify the appointment, the Audit Committee will reconsider its selection of audit firms, but may decide not to change its selection. Even if the appointment is ratified, the Audit Committee may appoint different independent auditors at any time if it determines that such a change would be in our stockholders' best interest.

        Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting. They will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

        The Board of Directors recommends that stockholders vote "FOR" the ratification of the appointment of Ernst & Young LLP to serve as our independent auditors for the fiscal year ending December 31, 2004.

Compensation and Other Information Concerning Officers,
Directors and Certain Stockholders

Executive Officers

        Our executive officers are appointed by the Board of Directors and serve at the discretion of the Board of Directors. Set forth below are the names and certain biographical information regarding our executive officers as of April 23, 2004.

Name	Age	Position
Jack Lief	58	President and Chief Executive Officer
K.A. Ajit-Simh	51	Vice President, Quality Systems
Nigel R.A. Beeley, Ph.D.	53	Vice President, Chief Chemical Officer
Dominic P. Behan, Ph.D.	40	Vice President, Research
Derek T. Chalmers, Ph.D.(1)	40	Vice President, Research
Robert E. Hoffman, C.P.A.	38	Vice President, Finance and Chief Accounting Officer
Paul W. Maffuid, Ph.D.	48	Vice President, Pharmaceutical Development
Louis J. Scotti	48	Vice President, Marketing and Business Development
William R. Shanahan, Jr., M.D., J.D.	55	Vice President, Chief Medical Officer
Steven W. Spector, Esq.	39	Vice President, General Counsel and Secretary
Joyce H. Williams, R.A.C.	58	Vice President, Drug Development

(1)
Dr. Chalmers will no longer be an employee effective May 1, 2004, but is continuing to serve as one of our directors.

        See "Proposal No. 1 Election of Directors" for biographical information regarding Mr. Lief, Dr. Chalmers and Dr. Behan, who are also directors.

        K.A. Ajit-Simh has served as our Vice President, Quality Systems since January 1, 2004. Beginning in 1999, Mr. Ajit-Simh formed a consulting business and contracted his services in the areas of regulatory compliance and quality systems to several biologics and drug companies worldwide. From 1991 to 1999, he worked for Cytel Corporation, a biotechnology company, most recently as Senior Director, Quality Assurance and Regulatory Compliance. From 1989 to 1991, he served as Head of Biologics Manufacturing at Abbott BioTech., a medical products company. From 1986 to 1989, he worked as Senior Manager R&D at Baxter Healthcare, a global healthcare products company. From 1975 to 1985, he worked for Mallinckrodt Inc, a medical products company. He has been an instructor at the University of California, San Diego, and San Diego State University in regulatory compliance and quality control/systems since 1994. Mr. Ajit-Simh has a B.Sc. in Biology and Chemistry from Bangalore University, Bangalore, India and a M.S. degree in Cell Biology from St. Louis University.

        Nigel R.A. Beeley, Ph.D. has served as our Vice President, Chief Chemical Officer since March 1999. From 1994 to 1998, Dr. Beeley was Senior Director of Chemistry at Amylin Pharmaceuticals, Inc., a biotechnology company, and, from 1988 to 1994, he served as Head of Oncology-Chemistry for Celltech, a biotechnology company. From 1980 to 1988, Dr. Beeley held positions of increasing seniority in the cardiovascular group at Synthelabo Research, a pharmaceutical company, and, from 1978 to 1980, he was a CNS medicinal chemist in the pharmaceutical division of Reckitt and Coleman, a conglomerate. From 1976 to 1978, Dr. Beeley held a Royal Society Overseas Research Fellowship at ETH, Zurich, Switzerland. Dr. Beeley has a B.Sc. Honours (Class 1) degree in Chemistry from the University of Liverpool, U.K. and a Ph.D. in Chemistry from the University of Manchester, U.K.

        Robert E. Hoffman, C.P.A. has served as our Vice President, Finance since April 2000 and served as our Controller from August 1997 to April 2000. Mr. Hoffman also serves as our Chief Accounting Officer, Chief Financial Officer of ChemNavigator and as Vice President, Finance of BRL Screening. From 1994 to 1997, Mr. Hoffman served as Assistant Controller for Document Sciences Corporation, a software company. Mr. Hoffman is a member of the Association of Bioscience Financial Officers, and serves as a director for the San Diego County Credit Union. Mr. Hoffman holds a B.B.A. from St. Bonaventure University and is licensed as a C.P.A. in California.

        Paul W. Maffuid, Ph.D. has served as our Vice President, Pharmaceutical Development since November 2002, and as our Director of Pharmaceutical Development from November 2001 to November 2002. From 1999 to 2001, Dr. Maffuid served as Executive Director in Pharmaceutical Development at Magellan Laboratories, Inc., a pharmaceutical development company. From 1994 to 1999, Dr. Maffuid served in various positions including as Senior Director Pharmaceutical Development at Amylin Pharmaceuticals, Inc., a biotechnology company. From 1990 to 1994, Dr. Maffuid served in various positions including as Group Leader in Analytical Chemistry at Glaxo Research Institute, a pharmaceutical company. Dr. Maffuid has over 17 years of experience in pharmaceutical development, and he holds a Ph.D. in Organic Chemistry from the University of California, San Diego.

        Louis J. Scotti has served as our Vice President, Marketing and Business Development since September 2002 and as our Vice President, Business Development from August 1999 to September 2002. From June 1998 to July 1999, Mr. Scotti served as President and Chief Executive Officer for ProtoMed, Inc., a biopharmaceutical company. From April 1996 to June 1998, Mr. Scotti served as Executive Director of Licensing for Ligand Pharmaceuticals, Inc., a drug discovery company. From 1986 to 1995, Mr. Scotti served in various positions at Reed & Carnrick Pharmaceuticals, a pharmaceutical company, most recently as Vice President of Marketing and Business Development. Mr. Scotti holds a B.S.E. in Biomedical Engineering from the University of Pennsylvania.

        William R. Shanahan, Jr., M.D., J.D. has served as our Vice President, Chief Medical Officer, since March 29, 2004. From August 2000 to March 2004, Dr. Shanahan served as Chief Medical Officer for Tanox, Inc., a biopharmaceutical company. From October 1994 to August 2000, Dr. Shanahan worked for Isis Pharmaceuticals, a biopharmaceutical company, and since 1995 as Vice President, Drug Development. From 1990 to 1994, Dr. Shanahan served as Director, Clinical Research for Pfizer Central Research, a pharmaceutical company. From 1986 to 1990, Dr. Shanahan worked for Searle Research & Development, a former pharmaceutical company, most recently as Director, Clinical Research. Dr. Shanahan also has a substantial academic background, and he holds a M.D. from the University of California, San Francisco.

        Steven W. Spector, Esq. has served as our Vice President, General Counsel since October 2001. Mr. Spector also serves as our Corporate Secretary and as a director of BRL Screening and ChemNavigator. Prior to joining us, Mr. Spector was a partner with the law firm of Morgan, Lewis & Bockius LLP, where he worked from 1991 to October 2001. Mr. Spector was also a member of Morgan Lewis' Technology Steering Committee. Mr. Spector was our outside corporate counsel from 1998 to October 2001. Mr. Spector holds a B.A. and a J.D. from the University of Pennsylvania.

        Joyce H. Williams, R.A.C. has served as our Vice President, Drug Development since February 1998. From January 1997 to February 1998, Ms. Williams served as regulatory consultant to various biotechnology and medical device companies. From 1995 to 1996, Ms. Williams served as Executive Director, Regulatory Affairs at Advanced Sterilization Products, a division of Johnson & Johnson, a pharmaceutical and health care product company. Ms. Williams has over 20 years of experience in regulatory affairs with pharmaceutical and medical technology firms. Ms. Williams holds a B.A. from Case Western Reserve University and an M.B.A. from Pepperdine University and is Regulatory Affairs Certified by the Regulatory Affairs Professional Society.

Director Compensation

        Directors who are also employees do not receive additional compensation for serving as a director. The compensation of our non-employee directors is set forth below.

  2003 Fiscal Year

        For the fiscal year 2003, each of our non-employee directors (other than the directors appointed in December 2003 and Mark N. Lampert, the former designee of the BVF Stockholders to the Board of Directors), earned the following compensation for their participation on the Board of Directors and its committees:

  •
  $20,000 annual retainer for serving on the Board of Directors,

  •
  $3,000 annual retainer for serving on a standing committee of the Board of Directors, and

  •
  options to purchase 10,000 shares of our Common Stock, which vested on the date of grant.

        In addition, the chairman of our Audit Committee earned an additional annual retainer of $9,000; the chairman of our Compensation Committee earned an additional annual retainer of $3,000; the chairman of our Corporate Governance and Nominating Committee earned an additional annual retainer of $3,000; and each member of our special committee relating to the BVF Stockholders received $10,000.

        The Board of Directors appointed Messrs. Belcher and Toms as directors in December 2003, and we paid each of them $4,000 for participating in the meetings of the Board of Directors and its committees in December 2003. Also in December 2003, the BVF Stockholders designated Mr. Bice to serve as a director to replace Mr. Lampert as the BVF Designee on the Board of Directors. Neither Mr. Lampert nor Mr. Bice received any compensation from us in 2003.

  2004 Fiscal Year

        For the fiscal year 2004, each of our non-employee directors will earn the following compensation for their participation on the Board of Directors and its committees:

  •
  $20,000 annual retainer for serving on the Board of Directors,

  •
  $1,000 for each meeting of the Board of Directors or committee meeting attended in person, and

  •
  $500 for each meeting of the Board of Directors or committee attended by telephone.

        In addition, the chairman of our Audit Committee will receive an additional $2,000 for each Audit Committee meeting attended in person or $1,000 for each Audit Committee meeting attended by telephone; the chairman of our Compensation Committee will receive an additional $1,000 for each Compensation Committee meeting attended in person or $500 for each Compensation Committee meeting attended by telephone; and the chairman of our Corporate Governance and Nominating Committee will receive an additional $1,000 for each Corporate Governance and Nominating Committee meeting attended in person or $500 for each Corporate Governance and Nominating Committee meeting attended by telephone. Each outside director can elect to make an irrevocable election each year to receive 25%, 50%, 75% or 100% of his retainer and meeting attendance fees in (a) fully vested deferred stock units (DSUs) with a 15% discount to market, (b) fair market value options with grant value equal to three times the amount of cash retainer converted, or (c) a combination of cash, options and DSUs.

        Also beginning in 2004, we grant directors 25,000 options for joining the Board of Directors, which vest in equal annual installments over two years, and intend to make annual grants to ongoing directors of 10,000 options that are fully vested at time of grant. Vested options have a three-year post-termination exercise period for involuntary termination or self-termination occurring with the permission of a majority of the board, as well as following death or disability. The exercise price for all director options is fair market value at the time of grant. The term of the options is ten years.

        Each non-employee director is entitled to reimbursement for all of such director's reasonable out-of-pocket expenses incurred in connection with performing board business. While non-employee directors are eligible to receive direct stock issuances under our equity compensation plans, no non-employee director received any direct stock issuances during 2003.

        We did not pay Mr. Lampert, the former designee of the BVF Stockholders, any compensation for service on the Board of Directors or any committee thereof. Mr. Lampert was, however, reimbursed for reasonable travel expenses and was covered under our directors' and officers' insurance policy to the same extent provided generally to our non-employee directors. We have determined that Mr. Bice is an independent director and are compensating him as we do other non-employee directors.

Executive Compensation

        The following table sets forth certain information concerning the compensation we paid, or was accrued by the officers, for services rendered to us in all capacities for the fiscal years ended

December 31, 2003, 2002 and 2001 by our Chief Executive Officer and our four other most highly paid executive officers (collectively, the "Named Executive Officers"):

Summary Compensation Table

		Annual Compensation					Long Term Compensation Awards
Name and Principal Position	Year	Salary(1)	Bonus	Other Annual Compensation			Restricted Stock Awards		Securities Underlying Options		All Other Compensation
Jack Lief President and Chief Executive Officer	2003 2002 2001	$603,750 586,979 502,083	$32,000 — —	$	— — —		$1,286,000 — —	(3)	— 170,000 200,000	(5)	$	— — —
Dominic P. Behan, Ph.D. Vice President, Research	2003 2002 2001	315,000 306,250 262,083	16,000 — —		— — (55,000)	(2)	643,000 — —	(3)	— 85,000 50,000			— — —
Derek T. Chalmers, Ph.D. Vice President, Research	2003 2002 2001	315,000 306,250 262,083	16,000 — —		— — (55,000)	(2)	643,000 — —	(3)	— 85,000 50,000			6,057 11,826 —	(6) (6)
Steven W. Spector, Esq. Vice President, General Counsel and Secretary	2003 2002 2001	300,000 259,375 46,875	30,000 — —		— — —		257,200 — —	(4)	— 15,000 60,000			— 50,000 —	(7)
Nigel R.A. Beeley, Ph.D. Vice President, Chief Chemical Officer	2003 2002 2001	220,000 216,667 195,833	5,000 — —		— — —		192,900 — —	(4)	— 15,000 25,000			8,461 8,077 —	(6) (6)

(1)
In accordance with the SEC rules, the compensation described in this table does not include medical, group life insurance or other benefits received by the Named Executive Officers which are available generally to all of our salaried employees and certain perquisites and other personal benefits received by the Named Executive Officers which do not exceed the lesser of $50,000 or 10% of any such officer's salary and bonus disclosed in this table. Amounts earned during the years 2003, 2002 and 2001 but deferred at the election of the Named Executive Officer pursuant to our 401(k) plan are included in the Salary column.

(2)
During the year 2000, each of Dr. Behan and Dr. Chalmers received an advance on their salary in the amount of $80,000. Each of them repaid his advance through salary offsets in 2000 and 2001.

(3)
On January 20, 2003, Mr. Lief was granted a restricted stock award under our plans of 200,000 shares of our common stock, with an aggregate value of $1,286,000, based on the fair market value of $6.43 per share on the date of grant. Mr. Lief's restricted stock award vested 50% on the first anniversary of the date of grant, and the remaining 50% vests ratably over the next three years in quarterly increments. Mr. Lief forfeited options to purchase 200,000 shares of our common stock concurrently with receiving the grant of restricted stock. On January 20, 2003, Drs. Behan and Chalmers were each granted a restricted stock award under our plans of 100,000 shares of our common stock, each with an aggregate value of $643,000, based on the fair market value of $6.43 per share on the date of grant. Drs. Behan's and Chalmers' restricted stock awards vested 50% on the first anniversary of the date of grant, and the remaining 50% vest ratably over the next three years in quarterly increments. Drs. Behan and Chalmers each forfeited options to purchase 100,000 shares of our common stock concurrently with receiving the grant of restricted stock. Please see "Restricted Stock Grants" below for more information on these grants.

(4)
On January 20, 2003, Mr. Spector was granted a restricted stock award under our plans of 40,000 shares of our common stock, with an aggregate value of $257,200, based on the fair market value of $6.43 per share on the date of grant. Mr. Spector's restricted stock award vested 50% on the first anniversary of the date of grant, and the remaining 50% vests on the second anniversary of the date of grant. Mr. Spector forfeited options to purchase 40,000 shares of our common stock concurrently with receiving the grant of restricted stock. On January 20, 2003, Dr. Beeley was granted a restricted stock award under our plans of 30,000 shares of our common stock, with an aggregate value of $192,900, based on the fair market value of $6.43 per share on the date of grant. Dr. Beeley's restricted stock award vested 50% on the first anniversary of the date of grant, and the remaining 50% vests on the second anniversary of the date of grant. Dr. Beeley forfeited options to purchase 30,000 shares of our common stock concurrently with receiving the grant of restricted stock. Please see "Restricted Stock Grants" below for more information on these grants.

(5)
On July 19, 2002, the Board of Directors accepted Mr. Lief's voluntary forfeiture to us of stock options to purchase 130,000 shares of our common stock. Thirty thousand of such options had an exercise price of $24.23 per share and the remaining options had an exercise price of $25.58 per share. This forfeiture is unrelated to Mr. Lief's forfeiture of options to purchase 200,000 shares of our common stock, which is discussed in note 3 to this table.

(6)
After their annual anniversary hire date, each of our employees may elect to be paid for unused vacation time in the form of additional salary. Dr. Chalmers elected to be paid in the form of additional salary for one week and two weeks of unused vacation time in the years ended December 31, 2003 and 2002, respectively. Dr. Beeley elected to be paid in the form of additional salary for two weeks of unused vacation time in each of the years ended December 31, 2003 and 2002.

(7)
Mr. Spector became one of our employees in October of 2001. In accordance with his employment offer letter, Mr. Spector was given a relocation allowance and bonus of $50,000. This payment was not made until 2002.

Restricted Stock Grants

        We did not grant options to any of our executive officers in 2003. Subsequent to BVF increasing their ownership of our stock in October 2002, we (i) adopted a stockholders rights plan, also known as a "poison pill," (ii) amended our by-laws to include an advanced notice provision, (iii) adopted a change in control severance plan and entered into termination protection agreements with key employees and (iv) granted an aggregate of 750,500 shares of our restricted common stock to key employees, including the executive officers reported above. In the case of the executive officers, the restricted shares were issued in exchange for forfeiting certain out-of-the-money options and in lieu of receiving annual grants of stock options and salary increases in 2003. The restricted shares issued to our executive officers vest over a two or four-year period, subject to forfeiture in individual cases should an employee leave our employ or acceleration in the case of a change of control at Arena and their subsequent termination without cause or resignation for good reason within two years following a change of control. The executive officers received 570,000 of these restricted shares and forfeited to us stock options to purchase 565,000 shares of our common stock.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year End Option Values

        The following table provides information for options exercised by each of the Named Executive Officers during fiscal year ended December 31, 2003, and the value of the remaining options held by those executive officers at year-end.

			Number of Securities Underlying Unexercised Options at December 31, 2003(1)
					Value of Unexercised In-the-Money Options at December 31, 2003(2)
Name	Number of Shares Acquired on Exercise	Value Realized ($)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Jack Lief	—	$—	92,500	147,500	$—	$—
Dominic P. Behan, Ph.D.	—	—	158,750	88,750	490,000	140,000
Derek T. Chalmers, Ph.D.	—	—	71,250	88,750	—	140,000
Steven W. Spector, Esq.	—	—	29,476	5,524	—	—
Nigel R.A. Beeley, Ph.D.	—	—	3,750	6,250	—	—

(1)
Pursuant to stock option agreements between us and our employees, each of our employees are entitled to exercise their options prior to vesting. All of the exercisable options are vested, but have not yet been exercised, and all of the unexercisable options may be exercised, but have not yet vested and will only vest subject to the terms of the stock option agreements.

(2)
The value of the unexercised in-the-money options is the amount, if any, by which the fair market value of our common stock on December 31, 2003, exceeded the option exercise price, multiplied by the number of shares of common stock underlying the option. The fair market value of our common stock at December 31, 2003, was $6.20.

Employment Agreements

        Each Named Executive Officer serves at the discretion of the Board of Directors. However, each Named Executive Officer is a party to a termination protection agreement with us, which provides for, among other things, a payment equal to the executive's base salary and accelerated vesting of equity grants if the executive is terminated without cause or the executive officer resigns for good reason within two years following a change of control.

Compensation Committee Report on Executive Compensation

        The Compensation Committee of the Board of Directors has furnished this report on its policies with respect to the compensation of our executive officers. The report is not deemed to be "soliciting material" or to be "filed" with the SEC, or subject to the SEC's proxy rules or to the liabilities of Section 18 of the Exchange Act, and the report shall not be deemed incorporated by reference into any prior or subsequent filing by us under the Securities Act of 1933 or the Exchange Act, except to the extent that we specifically incorporate it by reference into any such filing.

        The Compensation Committee is comprised of the directors Drs. Bristow and La Force and Messrs. Bice, Belcher and Toms, each of whom is "independent" under the applicable NASDAQ rules. In addition, each of these individuals is a "non-employee director" under Section 162(m) of the Internal Revenue Code and meets the independence requirements under Section 16 of the Exchange Act of 1934.

        Decisions regarding compensation of our executive officers are made by, or subject to review and approval by, the Compensation Committee. The Compensation Committee is responsible for reviewing the executive salary and our benefits structure at least annually. The Compensation Committee also makes decisions regarding grants under our option plans.

General Executive Compensation Policy and its Implementation

        Our executive compensation policy is designed to attract qualified individuals who have the potential to contribute to our growth and success and, thereby, enhance stockholder value, to motivate such executive officers to perform at the highest of professional levels so as to maximize their contribution to us and to retain such executive officers in our employ. Accordingly, our executive compensation policy is to offer our executive officers competitive compensation opportunities that are tied to their personal performance and their contribution to our growth and success. Beginning in January 2004, each executive officer's compensation package is comprised of three key elements: (i) salary, (ii) performance-based cash bonus, which reflects both corporate and individual performance, and (iii) equity grant, which is intended to align the interests of the executive officer and our stockholders. Our compensation packages are designed to be competitive with compensation levels at similar companies in our industry.

        As a general matter, the salary for each executive officer initially is established through negotiation at the time the officer is hired, taking into account such officer's qualifications, experience, prior salary and competitive salary information. Year-to-year adjustments to each executive officer's salary are based on personal performance for the year, changes in the general level of salaries of persons in comparable positions within the industry, and the average merit salary increase for such year for all of our employees, as well as other factors judged to be pertinent during an assessment period. Our Chief Executive Officer recommends to the Compensation Committee new salary levels for our executive officers. In formulating such salary levels, our Chief Executive Officer considers industry, peer group and national surveys of compensation, the past and expected future contributions of the individual executive officers and the amount of equity granted to executive officers. Our Chief Executive Officer also meets with our executive officers to design individual performance goals for each executive officer. The Compensation Committee then reviews our Chief Executive Officer's recommendations in light of its assessment of each executive officer's past performance and its expectation as to future contributions. In making salary decisions, the Compensation Committee exercises its judgment to determine the appropriate weight to be given to each of these factors. The Compensation Committee may take into account additional factors, and may, in its discretion, apply entirely different factors, particularly different measures of performance, in setting executive compensation for future fiscal years, but it is expected that all compensation decisions will be designed to fall within the general executive compensation policy set forth above.

        In 2003, the Compensation Committee did not raise the base salaries of any of our executive officers. In the fall of 2003, the Compensation Committee engaged an outside compensation consultant to advise the committee on the compensation of our executive officers. In January 2004, based on a review of individual performance and the compensation levels of a peer group of similar companies in our industry, the Compensation Committee granted cash bonuses to our executive officers and increased the base salary of two of our non-Named Executive Officers. The Compensation Committee also added a formal bonus structure to the executive officers' compensation and established company goals and individual goals for each executive officer. The Compensation Committee believes that performance-based compensation will help motivate management to achieve results that will enhance stockholder value over the long-term. The Compensation Committee will evaluate each executive officer's performance in 2004, including each executive officer's success in meeting his or her goals, and will determine the executive officer's bonus, if any, based on such evaluation.

        The Compensation Committee also believes that equity grants provide our executive officers with the opportunity to share in the appreciation of the value of our common stock. The Compensation Committee believes that equity grants directly motivate an executive to maximize long-term stockholder value. The equity grants also utilize vesting periods that encourage executive officers to continue in our employ. As set forth above under "Restricted Stock Grants," due to the uncertainty caused by BVF increasing their ownership of our stock in October 2002 and in lieu of granting options and salary increases, the Compensation Committee granted the executive officers restricted stock in 2003. These restricted stock grants were intended to help retain our key employees.

        We also have an employee stock purchase plan to encourage employees to continue in our employ and to motivate employees through ownership interest. Under the employee stock purchase plan, executive officers and other employees may elect to have a portion of their cash compensation withheld for purchases of our common stock on certain dates set forth in the plan. The price of our common stock purchased under the employee stock purchase plan is equal to 85% of the lower of the fair market value of our common stock on the date of enrollment or the exercise date.

Chief Executive Officer Compensation

        In setting the compensation payable to Mr. Lief, the Compensation Committee seeks to be competitive with other companies in the industry, while at the same time tying a significant portion of such compensation to company performance.

        In 2003, in anticipation of the Compensation Committee engaging an outside compensation consultant to review Mr. Lief's compensation, the Compensation Committee did not raise Mr. Lief's base salary. In January 2003, Mr. Lief received the restricted stock grant discussed in footnote 3 to the Executive Compensation table and under the caption "Restricted Stock Grants" above. Taking into consideration the recommendations of the compensation consultant and based on the Compensation Committee's evaluation of our performance and Mr. Lief's personal performance in 2003, as well as on their review of Mr. Lief's historical compensation relative to industry comparables, the Compensation Committee awarded Mr. Lief a cash bonus of $32,000 in January 2004. In making this determination, the Compensation Committee also considered the continued performance and success of the executive officers reporting to Mr. Lief, our scientific progress, and the achievement of certain financing goals.

        The Compensation Committee discussed and established Mr. Lief's compensation outside his presence.

Internal Revenue Code Section 162(m)

        The Compensation Committee also considers the potential impact of Section 162(m) of the Internal Revenue Code of 1986, as amended ("Section 162(m)"). Section 162(m) disallows a Federal tax deduction for any publicly held corporation for individual compensation exceeding $1 million in any taxable year for the Chief Executive Officer and other senior executive officers. This limitation does not, however, apply to compensation that is performance-based under a plan that is approved by the stockholders and that meets other technical requirements. Based on these requirements, the Compensation Committee attempts to limit the impact Section 162(m) will have on our ability to deduct senior executive compensation, but in certain cases our tax deductions may be limited by Section 162(m).

        The foregoing report is provided by the following directors, who constitute the Compensation Committee:

                Donald D. Belcher
                Scott H. Bice, Esq.
                Duke K. Bristow, Ph.D.
                J. Clayburn La Force, Jr., Ph.D.
                Robert L. Toms, Sr., Esq.

Performance Graph

        The following is a line graph comparing the cumulative total return to stockholders (change in stock price plus reinvested dividends) of our common stock from July 28, 2000 (the date of our initial public offering) through December 31, 2003, to (i) the cumulative total return over such period to the Total Return Index for the NASDAQ Stock Market (U.S. Companies); (ii) the Total Return Index for the NASDAQ Pharmaceutical Stocks (the "NASDAQ Pharmaceutical Index"); and (iii) the Total Return Index for the NASDAQ Biotechnology Index, in each case as provided by Research Data Group, Inc. We are providing information on the NASDAQ Pharmaceutical Index because it was included in our proxy statement for our annual meeting in 2003. However, we intend for future years to substitute the NASDAQ Biotechnology Index for the NASDAQ Pharmaceutical Index because we believe it is a better representation of our performance against companies in our industry than the NASDAQ Pharmaceutical Index, which includes many pharmaceutical companies that are not biotechnology companies. In establishing the starting point on the line graph, we used the closing price of our common stock on July 28, 2000, of $25.00 as required by SEC guidelines.

        The graph assumes the investment of $100 and the reinvestment of dividends, although dividends have not been declared on our common stock, and is based on the returns of the component companies weighted according to their market capitalizations as of the end of each monthly period for which returns are indicated. We caution that the stock price performance shown in the graph may not be indicative of future stock price performance. The information contained in the Performance Graph is not deemed to be "soliciting material" or to be "filed" with the SEC, or subject to the SEC's proxy rules or to the liabilities of Section 18 of the Exchange Act, and shall not be deemed incorporated by reference into any prior or subsequent filing by us under the Securities Act of 1933 or the Exchange Act, except to the extent that we specifically incorporate it by reference into any such filing.

Comparison of Cumulative Return on Investment

ARENA PHARMACEUTICALS, INC.

	Cumulative Total Return
	7/00	12/00	6/01	12/01	6/02	12/02	6/03	12/03
ARENA PHARMACEUTICALS, INC.	100.00	62.00	121.96	48.12	33.60	26.04	26.68	24.80
NASDAQ STOCK MARKET (U.S.)	100.00	67.03	58.99	53.21	40.19	36.79	44.62	55.00
NASDAQ PHARMACEUTICAL	100.00	98.26	90.39	83.74	53.12	54.11	73.47	79.31
NASDAQ BIOTECHNOLOGY	100.00	98.11	91.27	82.98	49.61	50.76	69.27	74.21

Security Ownership of Certain Beneficial Owners and Management

        The following table sets forth certain information we know with respect to the beneficial ownership of our common stock as of March 31, 2004, by:

  •
  Each person, group or entity who is the beneficial owner of 5% or more of our common stock;

  •
  Each director and nominee for director;

  •
  The Named Executive Officers; and

  •
  All current directors and executive officers as a group.

        Unless otherwise indicated in the footnotes below, the address for the beneficial owners listed in this table is in care of Arena Pharmaceuticals, Inc., 6166 Nancy Ridge Drive, San Diego, CA 92121. This table is based on information supplied by officers, directors and principal stockholders and Schedules 13D and 13G filed with the SEC. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, we believe that the stockholders named in this table have sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 25,590,829 shares of common stock outstanding on March 31, 2004, adjusted as required by the rules promulgated by the SEC. This table includes shares issuable pursuant to options and other rights to purchase shares of our common stock exercisable within 60 days of March 31, 2004.

Name and Address of Beneficial Owner	Shares Beneficially Owned	Percentage of Total
BVF Inc.(1)	3,130,912	12.2%
Perry Capital, L.L.C.(2)	2,806,154	11.0%
Mainfield Enterprises, Inc.(3)(5)	2,695,754	9.5%
Smithfield Fiduciary LLC(4)(5)	2,021,816	7.3%
Dimensional Fund Advisors Inc.(6)	1,741,786	6.8%
Jack Lief(7)	909,883	3.5%
Dominic P. Behan, Ph.D.(8)	626,250	2.4%
Derek T. Chalmers, Ph.D.(9)	626,500	2.4%
Steven W. Spector, Esq.(10)	128,200	*
Nigel R.A. Beeley, Ph.D.(11)	145,907	*
Duke K. Bristow, Ph.D.(12)	80,000	*
J. Clayburn La Force, Jr., Ph.D.(13)	80,000	*
Donald D. Belcher(14)	35,000	*
Scott H. Bice, Esq.(15)	25,000	*
Robert L. Toms, Esq.(16)	25,000	*
All directors and executive officers as a group (15 persons)(17)	3,078,350	11.4%

*
Less than one percent

(1)
Represents shares beneficially owned by BVF Inc. Total shares include 920,477 shares held of record by Biotechnology Value Fund, L.P. ("BVF"), 592,884 shares held of record by Biotechnology Value Fund II, L.P. ("BVF2") and 1,556,351 shares held of record by BVF Investments, L.L.C. ("Investments"), according to a Schedule 13D/A filed in January 2004. According to the Schedule 13D/A, BVF Partners L.P. ("Partners") is the general partner of each of BVF and BVF2 pursuant to limited partnership agreements which authorize Partners, among other things, to invest the funds of BVF and BVF2 in shares of our common stock and to vote, exercise or convert and dispose of such shares. Pursuant to such limited partnership agreements, Partners is entitled to receive fees based on assets under management and allocations based on realized and unrealized gains on such assets. Pursuant to the operating agreement of Investments,

  Partners is authorized to invest the funds of Ziff Asset Management, L.P., the majority member of Investments, in shares of our common stock and to vote, exercise or convert and dispose of such shares and is entitled to receive fees based on assets under management and allocations based on realized and unrealized gains on such assets. Pursuant to an investment management agreement with Investment 10, L.L.C. ("ILL10"), Partners and BVF Inc. have authority to invest funds of ILL10 in shares of our common stock and to vote, exercise or convert and dispose of such shares. Pursuant to such investment management agreement, Partners and BVF Inc. receive fees based on assets under management and realized and unrealized gains thereon. BVF Inc. is the general partner of Partners and may be deemed to beneficially own securities over which Partners exercises voting and dispositive power. The principal business office of BVF Inc. and related entities specified hereinabove is located at 227 West Monroe Street, Suite 4800, Chicago, Illinois 60606.

(2)
The principal business office of Perry Capital, L.L.C. is 599 Lexington Avenue, 36th Floor, New York, New York 10022.

(3)
Pursuant to an investment management agreement, Avi Vigder has voting discretion and investment control over the shares held by Mainfield Enterprises, Inc. Avi Vigder disclaims beneficial ownership of such shares. The principal business office of Mainfield Enterprises, Inc. is in care of Sage Capital Growth, Inc., 660 Madison Avenue, New York, New York 10022.

(4)
Highbridge Capital Management, LLC, is the trading manager of Smithfield Fiduciary LLC and consequently has voting control and investment discretion over securities held by Smithfield Fiduciary LLC. Glenn Dubin and Henry Swieca control Highbridge Capital Management, LLC. Each of Highbridge Capital Management LLC, Glenn Dubin and Henry Swieca disclaims beneficial ownership of the securities held by Smithfield Fiduciary LLC. The principal business office of Smithfield Fiduciary LLC is in care of Highbridge Capital Management, LLC, 9 West 57th Street, 27th Floor, New York, New York 10019.

(5)
The holder disclaims beneficial ownership of our common stock that exceeds 4.999% of our outstanding common stock. Under the terms of the Series B Convertible Preferred Stock, the number of shares of our common stock that may be acquired by the holder upon any conversion of the preferred stock is limited to the extent necessary to ensure that, following such conversion, the total number of shares of our common stock then beneficially owned by such holder and its affiliates and any other persons whose beneficial ownership of our common stock would be aggregated with the holders for purposes of Section 13(d) of the Securities Exchange of 1934 does not exceed 4.999% of our common stock (including shares of our common stock issuable upon such conversion). The holder can waive this provision or increase (but not to more than 9.999%) or decrease this percentage by giving us written notice, but (i) any such waiver or increase will not be effective until the 61st day after such notice is delivered to the us, and (ii) any such waiver or increase or decrease will apply only to such holder. The 4.999% limitation is disregarded for purposes of this table.

  This table excludes the shares of our common stock that the holder may acquire by exercising warrants and unit warrants that were issued in the Series B Convertible Preferred Stock financing transaction. The warrants provide that the number of shares of our common stock that may be acquired by the holder upon any exercise of the warrant is limited to the extent necessary to ensure that, following such exercise, the total number of shares of our common stock then beneficially owned by such holder and its affiliates and any other persons whose beneficial ownership of our common stock would be aggregated with the holders for purposes of Section 13(d) of the Securities Exchange of 1934 does not exceed 4.999% of our common stock (including shares of our common stock issuable upon such exercise). The holder can waive this limitation on exercise or increase or decrease the 4.999% by giving us written notice, but (i) any such waiver or increase will not be effective until the 61st day after such notice is delivered to us and (ii) any such waiver or increase or decrease will apply only to such holder and not to any other holder of warrants.

(6)
The principal business office of Dimensional Fund Advisors Inc. is 1299 Ocean Avenue, 11th Floor, Santa Monica, CA 90401.

(7)
Includes 340,000 shares issuable to Mr. Lief upon the exercise of stock options. Also includes 100,000 restricted shares of our common stock. These restricted shares are scheduled to vest in equal quarterly installments over the three-year period beginning on April 20, 2004.

(8)
Includes 297,500 shares issuable to Dr. Behan upon the exercise of stock options. Also includes 50,000 restricted shares of our common stock. These restricted shares are scheduled to vest in equal quarterly installments over the three-year period beginning on April 20, 2004.

(9)
Includes 210,000 shares issuable to Dr. Chalmers upon the exercise of stock options. Also includes 50,000 restricted shares of our common stock. These restricted shares are scheduled to vest in equal quarterly installments over the three-year period beginning on April 20, 2004.

(10)
Includes 85,000 shares issuable to Mr. Spector upon the exercise of stock options. Also includes 20,000 restricted shares of our common stock. These restricted shares are scheduled to vest on January 20, 2005.

(11)
Includes 60,000 shares issuable to Dr. Beeley upon the exercise of stock options. Also includes 15,000 restricted shares of our common stock. These restricted shares are scheduled to vest on January 20, 2005.

(12)
Includes 80,000 shares issuable to Dr. Bristow upon the exercise of stock options.

(13)
Includes 80,000 shares issuable to Dr. La Force upon the exercise of stock options.

(14)
Includes 30,000 shares issuable to Mr. Belcher upon the exercise of stock options.

(15)
Includes 25,000 shares issuable to Mr. Bice upon the exercise of stock options.

(16)
Includes 25,000 shares issuable to Mr. Toms upon the exercise of stock options.

(17)
Includes 1,432,500 shares issuable upon the exercise of stock options held by our directors and executive officers. Also includes 265,000 shares of our restricted common stock that we granted our officers on January 20, 2003.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act requires our directors, executive officers and our ten percent or greater stockholders to file reports of ownership of our equity securities and changes in such ownership with the SEC and the NASDAQ and to furnish copies of such reports to us.

        To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, all Section 16(a) filing requirements applicable to our directors, executive officers and our ten percent or greater stockholders were complied with during the fiscal year ended December 31, 2003.

Compensation Committee Interlocks and Insider Participation

        The Compensation Committee consists of the outside directors Drs. Bristow and La Force and Messrs. Belcher, Bice and Toms. None of our executive officers serves as a member of the board of directors or compensation committee of any other entity that has one or more executive officers serving as members of the Board of Directors or Compensation Committee.

Certain Relationships and Related Transactions

Biotechnology Value Fund

        On October 17, 2003, the BVF Stockholders accepted our offer to purchase 3.0 million shares of our common stock from us at a cash price per share of $7.69. We made the offer on October 7, 2003, pursuant to the Stockholders Agreement. Mark N. Lampert, the President of BVF Inc. and the BVF Designee under the Stockholders Agreement, was a director on the Board of Directors and on its Corporate Governance and Nominating Committee and Audit Committee when we made the offer to purchase such shares. The BVF Stockholders replaced Mr. Lampert with Mr. Bice as the BVF Designee in December 2003.

        We filed the Stockholders Agreement as Exhibit 10 to our report on Form 8-K filed with the SEC on January 21, 2003.

ChemNavigator

        In January 1999, we began development of an Internet-based search engine to allow scientists to search for compounds based primarily on the similarity of chemical structures. In May 1999, ChemNavigator was incorporated and in June 1999, we licensed to ChemNavigator a website, the trademark "ChemNavigator" and associated goodwill, intellectual property related to the search engine, as well as technology needed to perform chemical similarity searches. In return, we received shares of preferred stock in ChemNavigator. As of both December 31, 2003, and 2002, our equity ownership represented approximately 35% of the outstanding voting securities of ChemNavigator.

        In March 2002, we entered into a license agreement with ChemNavigator for the use of their cheminformatic software program and in September 2003 we amended this license agreement to include additional development work to be performed by ChemNavigator. In 2002, we paid ChemNavigator $165,000 under this agreement. In 2003, we renewed our license under this agreement for $50,000 and have an option to renew the license in subsequent years for $50,000 per year. We expect to renew our license in 2004. In 2003, we paid ChemNavigator $68,000 for development work. We expect to pay ChemNavigator approximately $100,000 for additional development work through mid 2004.

        We sublease office space to ChemNavigator at current market rates. Lease payments increase annually by 2% in April. In 2003 and 2002, we recorded approximately $98,000 and $88,000, respectively, in other income for this sublease.

        Mr. Lief, our President and Chief Executive Officer, was the Chairman of the Board of ChemNavigator until January 9, 2004. Mr. Lief no longer serves as a director of ChemNavigator. As compensation for his services he has received 200,000 shares of common stock of ChemNavigator, which vested over a period of four years. Robert E. Hoffman, our Vice President, Finance and Chief Accounting Officer, is also the Chief Financial Officer of ChemNavigator. Mr. Hoffman entered into a four-year service agreement with ChemNavigator in May of 1999, in which he agreed to provide up to 200 hours of service per year. As compensation for his services he has received 100,000 shares of common stock of ChemNavigator, which vested over a period of four years. Mr. Hoffman continues to work for ChemNavigator, but for no additional compensation. Mr. Spector, our Vice President and General Counsel, is a director of ChemNavigator. Mr. Spector does not receive any compensation from ChemNavigator. Dr. Beeley, our Vice President, Chief Chemical Officer has provided consulting services to ChemNavigator and has received 3,200 options to purchase shares of common stock of ChemNavigator as compensation for services rendered. The options vest over a period of four years.

Audit Committee Report

        The Audit Committee of the Board of Directors has furnished the following report on its activities with respect to its responsibilities during the year 2003. The report is not deemed to be "soliciting material," or to be "filed" with the SEC or subject to the SEC's proxy rules or to the liabilities of Section 18 of the Exchange Act, and the report shall not be deemed incorporated by reference into any prior or subsequent filing by us under the Securities Act of 1933 or the Exchange Act, except to the extent that we specifically incorporate it by reference into any such filing.

        Our management has the primary responsibility for our financial reporting process, principles and internal controls as well as preparation of our financial statements. The Audit Committee oversees our financial reporting process on behalf of the Board of Directors. The Audit Committee is comprised of Drs. Bristow and La Force and Messrs. Bice, Belcher and Toms, each of whom is an "independent" director as defined in the applicable NASDAQ and SEC rules. The Audit Committee held 11 meetings during 2003.

        The Board of Directors has adopted a written charter for the Audit Committee, which is attached hereto as Appendix A. The Audit Committee reviews and assesses the adequacy of its charter, and recommends any proposed changes to the Board of Directors for its consideration.

        In fulfilling its responsibilities, the Audit Committee appointed our independent auditors, Ernst & Young LLP, for the fiscal year ended 2003. The Audit Committee reviewed and discussed with the independent auditors the overall scope and specific plans for their audit. The Audit Committee also reviewed and discussed with the independent auditors and with management our financial statements and the adequacy of our internal controls. During its meetings, the Audit Committee met with the independent auditors, without management present, to discuss the results of the independent auditors' audits, their evaluations of our internal controls and the overall quality of our financial reporting. The meetings also were designed to facilitate any desired private communication between the Audit Committee and the independent auditors.

        The Audit Committee monitored the independence and performance of the independent auditors. The Audit Committee discussed with the independent auditors the matters required to be discussed by Statements on Auditing Standards No. 61 (Communication with Audit Committees). The Audit Committee received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and discussed with the independent auditors the independent auditors' independence. The Audit Committee concluded that the provision of non-audit professional services, as discussed below, is compatible with maintaining the independent auditors' independence.

        Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in our annual report on Form 10-K for the fiscal year ended December 31, 2003, for filing with the SEC. The Audit Committee has also appointed Ernst & Young LLP as our independent auditors for the fiscal year ending December 31, 2004.

        The foregoing report is provided by the following directors, who constitute the Audit Committee:

                Donald D. Belcher
                Scott H. Bice, Esq.
                Duke K. Bristow, Ph.D.
                J. Clayburn La Force, Jr., Ph.D.
                Robert L. Toms, Sr., Esq.

Independent Auditors' Fees

        The following presents aggregate fees billed to us for the fiscal years ended December 31, 2003, and December 31, 2002, by Ernst & Young LLP, our independent auditors and principal outside accountants.

        Audit Fees.    Audit fees were $138,250 and $96,100 for the years ended December 31, 2003, and December 31, 2002, respectively. The fees were for professional services rendered for audits of our consolidated financial statements and consultations on matters and reviews of the financial statements included in our quarterly reports.

        Audit-Related Fees.    Audit-related fees were $19,000 for the year ended December 31, 2003 and related to the audit of our 401(k) employee benefit plan. There were no audit-related fees for the year ended December 31, 2002.

        Tax Fees.    Tax fees were $9,450 and $11,620 for the years ended December 31, 2003, and December 31, 2002, respectively. The tax fees were for preparation of tax returns.

        All Other Fees.    There were no fees billed in either of the years ended December 31, 2003, or December 31, 2002, for products or services provided by our principal accountant other than the ones disclosed above in this section.

Pre-Approval Polices and Procedures

        The Audit Committee has adopted a policy and procedure for pre-approving all audit and non-audit services to be performed by our independent auditors. The policy requires pre-approval of all services rendered by our independent auditors either as part of the Audit Committee's approval of the scope of the engagement of the independent auditors or on a case-by-case basis. The Audit Committee has authorized its chairman to pre-approve individual expenditures of audit and non-audit services. Any pre-approval decision must be reported to the Audit Committee at the next regularly scheduled Audit Committee meeting. The Audit Committee approved all audit fees, audit-related fees and tax fees for 2003.

        For the services approved above for 2002, 89% were audit fees, 0% were audit-related fees, and 11% were tax fees. For the services approved above for 2003, 83% were audit fees, 11% were audit-related fees and 6% were tax fees.

Code of Ethics

        We have adopted a Code of Business Conduct and Ethics Policy that applies to our directors and employees (including our principal executive officer, principal financial officer, principal accounting officer and controller), and have posted the text of the policy on our website (www.arenapharm.com) in connection with "Investor" materials. In addition, we intend to promptly disclose (i) the nature of any amendment to the policy that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions and (ii) the nature of any waiver, including an implicit waiver, from a provision of the policy that is granted to one of these specified individuals, the name of such person who is granted the waiver and the date of the waiver on our website and, as applicable, in filings on Form 8-K in the future.

Stockholder Proposals for the 2005 Annual Meeting

        To be considered for inclusion in next year's proxy statement, stockholder proposals must be in writing, addressed to our Corporate Secretary, and be received at our executive offices at 6166 Nancy Ridge Drive, San Diego, California 92121, no later than the close of business on December 24, 2004. In addition, notice of any stockholder proposal to be presented at next year's Annual Meeting must be received at our Headquarters no later than the close of business on February 12, 2005, and no earlier than January 23, 2004. The above dates in this section may change under circumstances set forth in our by-laws. Stockholders may request a copy of the by-law provisions relating to stockholder proposals from our Corporate Secretary.

        Notices of intention to present proposals at the 2005 annual meeting should be addressed to Corporate Secretary, Arena Pharmaceuticals, Inc., 6166 Nancy Ridge Drive, San Diego, California 92121. We reserve the right to reject, rule out of order, or take appropriate action with respect to any proposal that does not comply with these and any other applicable requirements.

Annual Report

        A copy of our Annual Report for the 2003 fiscal year has been mailed concurrently with this proxy statement to all stockholders entitled to notice of and vote at the Annual Meeting. The Annual Report is not incorporated into this proxy statement and is not considered proxy solicitation material.

Annual Report on Form 10-K

        WE WILL MAIL WITHOUT CHARGE, UPON WRITTEN REQUEST, A COPY OF OUR ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS, SCHEDULES AND LIST OF EXHIBITS. WE WILL FURNISH A COPY OF ANY EXHIBIT TO SUCH REPORT UPON WRITTEN REQUEST AND PAYMENT OF OUR REASONABLE EXPENSES IN FURNISHING SUCH EXHIBIT. REQUESTS SHOULD BE SENT TO INVESTOR RELATIONS, ARENA PHARMACEUTICALS, INC., 6166 NANCY RIDGE DRIVE, SAN DIEGO, CALIFORNIA 92121. OUR SEC FILINGS ARE ALSO AVAILABLE ON OUR WEBSITE AT WWW.ARENAPHARM.COM.

Householding of Proxy Materials

        The SEC has adopted rules that permit companies and intermediaries (such as brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as "householding," potentially means extra convenience for stockholders and cost savings for companies.

        This year, a number of brokers with account holders who are our stockholders will be "householding" our proxy materials. A single proxy statement and one annual report will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be "householding" communications to your address, "householding" will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in "householding" and would prefer to receive a separate proxy statement and annual report, please notify your broker or direct your written request to Corporate Secretary, Arena Pharmaceuticals, Inc., 6166 Nancy Ridge Drive, San Diego, California 92121, or contact our Corporate Secretary at (858) 453-7200. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request "householding" of their communications should contact their broker.

Other Matters

        The Board of Directors knows of no other business that will be presented for consideration at the Annual Meeting. If other matters are properly brought before the Annual Meeting, however, it is the intention of the persons named in the accompanying proxy to vote the shares represented thereby on such matters in accordance with their best judgment.

Dated: April 23, 2004
By Order of the Board of Directors
Steven W. Spector Vice President, General Counsel & Secretary

ARENA PHARMACEUTICALS, INC.

CHARTER OF THE
AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS

A.    Composition

        The Audit Committee (the "Committee") of the Board of Directors of Arena Pharmaceuticals, Inc., a Delaware corporation (the "Company"), shall consist of at least three (3) directors, each of whom must satisfy the financial literacy requirements of The NASDAQ Stock Market ("NASDAQ"). The members must be independent and at least one of them shall satisfy the applicable NASDAQ and/or Securities and Exchange Commission (the "SEC") financial expert requirements, as determined by the Board of Directors of the Company (the "Board"). The Board shall appoint the members of the Committee, and may remove any Committee member at any time. The Committee chairperson shall be appointed by the Board or, if it does not do so, the Committee. No member may accept any compensatory fees from the Company other than for Board or committee service.

B.    Purpose

        The primary purpose of the Committee shall be to do the following:

        1.     Act on behalf of the Board in fulfilling the Board's oversight responsibilities with respect to the Company's corporate accounting and reporting practices and the quality and integrity of the Company's financial statements and reports, as well as the qualifications, independence and performance of the Company's independent auditors (the "Auditors").

        2.     Provide oversight assistance in connection with the Company's compliance with legal and regulatory requirements.

        The policy of the Committee, in discharging these obligations, shall be to maintain and foster an open channel of communication between the Committee and the Auditors.

C.    Authority

        In fulfilling its functions, the Committee shall have the following authority:

        1.    Powers—The Committee shall have such powers as may be necessary or appropriate in the efficient and lawful discharge of its responsibilities.

        2.    Operation—The operation of the Committee will be subject to the provisions of the Company's Bylaws and the Delaware General Corporation Law, each as in effect from time to time. The approval of this charter by the Board shall be construed as a delegation of authority to the Committee with respect to the responsibilities set forth herein.

        3.    Access and Resources—The Committee shall be authorized to access such internal and external resources (including records and personnel) as the Committee deems necessary or appropriate to fulfill its defined responsibilities, including accountants, independent legal counsel, consultants and other professional advisors. The Committee shall have sole authority to approve fees, costs and other terms of engagement of such outside resources.

        4.    Committee Meeting Attendees—The Committee shall have authority to require Company employees, including senior management, and to request that any of the Company's counsel, the Auditors, investment bankers, consultants or advisors, attend any meeting of the Committee.

        5.    Delegation to Subcommittees—The Committee may form and delegate authority to subcommittees as appropriate or permitted by applicable laws or regulations.

D.    Responsibilities

        The Committee shall oversee the Company's financial reporting process on behalf of the Board, and shall have direct responsibility for the oversight of the Auditors, including their appointment, compensation, retention and termination, and the resolution of disagreements between management and the Auditors regarding financial reporting. The Committee shall report the results of its activities to the Board as necessary to keep the Board informed. To implement the Committee's purpose and policy, the Committee will have the full power and authority to carry out the following primary responsibilities. The Committee may supplement and, except as otherwise required by applicable law or the requirements of NASDAQ, deviate from these activities as appropriate under the circumstances.

        1.    Evaluation of Auditors—Evaluate the performance of the Auditors, to assess their qualifications (including their internal quality-control procedures and any material issues raised by that firm's most recent internal quality-control or peer review or any investigations by regulatory authorities).

        2.    Engagement of Auditors and Preapproval—Determine whether to retain or to terminate the existing Auditors and to preapprove any engagement of the Auditors to perform either of the following (including the delegation of preapproval authority to one or more Committee members, so long as any such preapproval decisions are presented to the full Committee at the next scheduled meeting):

          a.     all proposed audit, review and attest services, including the scope of and plans for the audit, the adequacy of staffing, and the compensation to be paid to the Auditors.

          b.     any proposed permissible non-audit services (unless in compliance with exceptions available under applicable laws and rules), including the scope of the service and the compensation to be paid.

        3.    Auditor Independence—Consider and discuss with the Auditors any disclosed relationships or services that could affect the Auditors' objectivity and independence, and to assess and otherwise take appropriate action to oversee the independence of the Auditors.

        4.    Proposed Annual Financial Statements—Review, upon completion of the audit, and approve or reject the financial statements proposed to be included in the Company's Annual Report on Form 10-K and to recommend whether or not such financial statements should be so included.

        5.    Annual Audit and Related Disclosure—Discuss with the Auditors and management results of the annual audit, including the Auditors' assessment of the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments and estimates (including material changes in estimates), any material audit adjustments proposed by the Auditors and immaterial adjustments not recorded, the adequacy of the disclosures in the financial statements and any other matters required to be communicated to the Committee by the Auditors under Statement on Auditing Standards No. 61.

        6.    Proposed Quarterly Financial Statements—Discuss with management and the Auditors the results of the Auditors' review of the quarterly financial statements and any other matters required to be communicated to the Audit Committee by the Auditors under Statement on Auditing Standards No. 61.

        7.    Management's Discussion and Analysis—Review and discuss with management and the Auditors, as appropriate, the Company's disclosures contained under the caption "Management's Discussion and Analysis of Financial Condition and Results of Operations" in its periodic reports to be filed with the SEC. The Chairperson of the Committee may represent the entire Committee for purposes of this discussion.

        8.    Earnings Press Releases and Guidance—Review and discuss with management and the Auditors, as appropriate, earnings press releases, as well as the substance of financial information and earnings guidance provided to analysts and ratings agencies, which discussions may be general discussions of the type of information to be disclosed or the type of presentation to be made. The Chairperson of the Committee may represent the entire Committee for purposes of this discussion.

        9.    Auditor Reports—Review and discuss at least quarterly any audit report before it is filed with the SEC pursuant to applicable securities laws, reports from the Auditors on:

          a.     all critical accounting policies and practices used by the Company;

          b.     all material alternative accounting treatments of financial information within GAAP that have been discussed with management and the treatment preferred by the Auditors; and

          c.     other material communications between the Auditors and management.

        10.    Auditor Letters—Review with the Auditors any management or internal control letter issued or, to the extent practicable, proposed to be issued by the Auditors and management's response, if any, to such letter.

        11.    Committee Report—Prepare the report required by the rules of the SEC to be included in the Company's annual proxy statement.

        12.    Related Party Transactions—Review and approve all related party transactions.

        13.    Risk Assessment and Management—Review with management and the Auditors, as appropriate, the Company's guidelines and policies with respect to risk assessment and risk management, including the Company's major financial risk exposures and the steps taken by management to monitor and control these exposures.

        14.    Communications and Conflicts Between the Company and Auditors—

          a.     Evaluate the cooperation received by the Auditors during their audit examination;

          b.     Review with the Auditors communications between the audit team and the Company; and

          c.     Review with the Auditors and management any conflicts or disagreements between management and the Auditors regarding financial reporting, accounting practices or policies and to resolve any such conflicts regarding financial reporting.

        15.    Financial Reporting Controls—Confer with the Auditors and with the senior management of the Company regarding the scope, adequacy and effectiveness of financial reporting controls in effect, including any special audit steps taken in the event of material control deficiencies, responsibilities, budget and staff of the internal audit function and review of the appointment or replacement of the senior internal audit executive or manager.

        16.    Committee Discussions with Others—Periodically, meet in separate sessions with the Auditors and senior management to discuss any matters that the Committee, the Auditors or senior management believes should be discussed privately with the Committee.

        17.    Correspondence Regarding the Financial Statements or Accounting Policies—Review with management, the Auditors, outside counsel, as appropriate, and, in the judgment of the Committee, such special counsel, separate accounting firm and other consultants and advisors as the Committee deems appropriate, any correspondence with regulators or governmental agencies and any published reports that raise material issues regarding the Company.

        18.    Complaint Policy—Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

        19.    Proposed Regulations and Standards—Review with counsel, the Auditors and management, as appropriate, any significant regulatory or other legal or accounting initiatives or matters that may have a material impact on the Company's financial statements, compliance programs and policies if, in the judgment of the Committee, such review is necessary or appropriate.

        20.    Code of Conduct—Review the results of management's efforts to monitor compliance with the Company's Code of Business Conduct and Ethics and other policies and procedures designed to ensure adherence to applicable laws and regulations.

        21.    Investigations—Investigate any matter brought to the attention of the Committee within the scope of its duties if, in the judgment of the Committee, such investigation is necessary or appropriate.

        22.    Self-Assessment—Review, discuss and assess its performance at least annually. The Committee shall also periodically review and assess the adequacy of this charter, including the Committee's role and responsibilities as outlined in this charter, and shall recommend any proposed changes to the Board for its consideration.

        23.    Report to Board—Report to or otherwise inform the Board with respect to material issues that arise regarding the quality or integrity of the Company's financial statements, the Company's compliance with legal or regulatory requirements, the performance or independence of the Company's Auditors or such other matters as the Committee deems appropriate.

E.    Meetings

        The Committee shall keep written minutes of its meetings, which minutes shall be maintained with the books and records of the Company. Meetings may be called by the Committee chairperson, the Board chairperson, if any, or the Chief Executive Officer. Unless otherwise designated, the Company's Secretary shall act as the secretary for the Committee.

ARENA PHARMACEUTICALS, INC.

CHARTER OF THE
COMPENSATION COMMITTEE
OF THE BOARD OF DIRECTORS

A.    Composition

        The Compensation Committee (the "Committee") of the Board of Directors of Arena Pharmaceuticals, Inc., a Delaware corporation (the "Company"), shall consist of at least three (3) directors, each of whom must be independent, as determined by the Board, in accordance with the applicable rules and regulations of the Securities and Exchange Commission (the "SEC") and The NASDAQ Stock Market ("NASDAQ"). At least two of the members of the Committee shall satisfy the "non-employee director" standard within the meaning of Section 16b-3 of the Securities Exchange Act of 1934, as amended from time to time and the "outside director standard" within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended. The Board of Directors of the Company (the "Board") shall appoint the members of the Committee, and may, upon recommendation of the Committee, remove any Committee member at any time. The Committee chairperson shall be appointed by the Board or, if it does not do so, the Committee.

B.    Purpose

        The primary purpose of the Committee shall be to do the following:

        1.     Act on behalf of the Board in fulfilling the Board's responsibilities to oversee the Company's compensation policies, plans and programs.

        2.     Review and determine the compensation to be paid to the Company's executive officers and directors.

        3.     Prepare and review the Committee report included in the Company's annual proxy statement in accordance with applicable rules and regulations of the Securities and Exchange Commission (the "SEC") in effect from time to time.

        The term "compensation" shall include all salary, long-term incentives, bonuses, perquisites, equity incentives, severance arrangements, retirement benefits and other related benefits.

C.    Authority

        In fulfilling its functions and responsibilities, the Committee shall have the following authority:

        1.    Powers—The Committee shall have such powers as may be necessary or appropriate in the efficient and lawful discharge of its responsibilities hereunder.

        2.    Operation—The operation of the Committee will be subject to the provisions of the Company's Bylaws and the Delaware General Corporation Law. The approval of this charter by the Board shall be construed as a delegation of authority to the Committee with respect to the responsibilities set forth herein.

        3.    Access and Resources—The Committee shall be authorized to access such internal and external resources (including records and personnel) as the Committee deems necessary or appropriate to fulfill its defined responsibilities, including compensation consultants, independent legal counsel and other professional advisors. The Committee shall have sole authority to approve fees, costs and other terms of engagement of such outside resources

        4.    Committee Meeting Attendees—The Committee shall have authority to require Company employees, including senior management, and to request that any of the Company's counsel, auditors, investment bankers, consultants or advisors attend any meeting of the Committee.

        5.    Delegation to Subcommittees—The Committee may form and delegate authority to subcommittees as appropriate or permitted by applicable laws or regulation.

D.    Functions

        The Committee may exercise its authority to carry out the following primary functions. The Committee may supplement and, except as otherwise required by applicable law or the requirements of NASDAQ, deviate from these activities as appropriate under the circumstances:

        1.    Overall Compensation Strategy—Review, modify (as needed) and approve the overall compensation strategy and policies for the Company, including:

          a.     reviewing and approving corporate performance goals and objectives relevant to the compensation of the Company's executive officers;

          b.     evaluating and recommending to the Board the compensation plans and programs advisable for the Company, as well as modification or termination of existing plans and programs;

          c.     establishing policies with respect to equity compensation arrangements; and

          d.     reviewing and approving the terms of any employment agreements, severance arrangements, change-of-control protections and any other compensatory arrangements for the Company's executive officers.

        2.    Compensation of Chief Executive Officer—Meeting in executive session, determine, in its sole discretion, the compensation and other terms of employment of the Company's Chief Executive Officer and shall evaluate the Chief Executive Officer's performance in light of relevant corporate performance goals and objectives.

        In determining the long-term incentive component of the Chief Executive Officer's compensation, the Committee should consider the Company's performance and relative stockholder return, the potential benefits and costs to the Company of the award, the value of similar incentive awards given to chief executive officers of comparable companies, the awards given to the Company's Chief Executive Officer in past years, and such other criteria as the Committee deems advisable.

        3.    Compensation of Other Executive Officers—Review and approve the individual and corporate performance goals and objectives of the Company's other executive officers that are periodically established. The Committee shall determine the compensation and other terms of employment of these executive officers, taking into consideration the executive officer's success in achieving his or her individual performance goals and objectives and the corporate performance goals and objectives deemed relevant to the officer as established by the Committee. The Chief Executive Officer may be present during these deliberations, but may not vote.

        4.    Compensation of Directors—Recommend to the Board or, if appropriate, approve, the type and amount of compensation to be paid or awarded to Board members, including retainer, Board meeting, committee and committee chairman fees and stock option grants or awards.

        5.    Administration of Benefit Plans—Recommend to the Board the adoption, amendment and termination of the Company's benefit plans, which may include stock option plans, stock appreciation rights plans, pension and profit sharing plans, incentive plans, stock bonus plans, stock purchase plans, bonus plans, deferred compensation plans and similar programs. The Committee shall have full power and authority to administer these plans, establish guidelines, interpret plan documents, select participants, approve grants and awards, and exercise such other power and authority as may be permitted or required under such plans.

        6.    Insurance Coverage—Review and establish insurance coverage for the Company's directors, officers, and, as appropriate, employees.

        7.    Committee Report—Prepare the report required by the rules of the SEC to be included in the Company's annual proxy statement.

E.    Meetings

        The Committee shall keep written minutes of its meetings, which minutes shall be maintained with the books and records of the Company. Meetings may be called by the Committee chairperson, the Board chairperson, if any, or the Chief Executive Officer. Unless otherwise designated, the Company's Secretary shall act as the secretary for the Committee.

ARENA PHARMACEUTICALS, INC.

CHARTER OF THE
CORPORATE GOVERNANCE AND NOMINATING COMMITTEE
OF THE BOARD OF DIRECTORS

A.    Composition

        The Corporate Governance and Nominating Committee (the "Committee") of the Board of Directors of Arena Pharmaceuticals, Inc., a Delaware corporation (the "Company"), shall consist of at least three (3) directors, each of whom must be independent, as determined by the Board of Directors of the Company (the "Board"), in accordance with the applicable rules and regulations of the Securities and Exchange Commission (the "SEC") and The NASDAQ Stock Market ("NASDAQ"). The Board of Directors of the Company (the "Board") shall appoint the members of the Committee, and may, upon recommendation of the Committee, remove any Committee member at any time. The Committee chairperson shall be appointed by the Board or, if it does not do so, by the Committee.

B.    Purpose

        The primary purpose of the Committee shall be to do the following:

        1.     Oversee all aspects of the Company's corporate governance functions on behalf of the Board.

        2.     Make recommendations to the Board and its committees regarding corporate governance issues.

        3.     Evaluate the composition, performance and other aspects of the Board and its committees.

        4.     Develop and review from time to time a succession plan for key management.

        5.     Serve as a focal point for communication between candidates, non-committee directors and the Company's management.

        6.     Identify, review and evaluate candidates to serve as directors, including candidates recommended by stockholders.

        7.     Recommend director nominees for approval by the Board and the stockholders.

C.    Authority

        In fulfilling its functions and responsibilities, the Committee shall have the following authority:

        1.    Powers—The Committee shall have such powers as may be necessary or appropriate in the efficient and lawful discharge of its responsibilities hereunder.

        2.    Operation—The operation of the Committee will be subject to the provisions of the Company's Bylaws and the Delaware General Corporation Law. The approval of this charter by the Board shall be construed as a delegation of authority to the Committee with respect to the responsibilities set forth herein.

        3.    Access and Resources—The Committee shall be authorized to access such internal and external resources (including records and personnel) as the Committee deems necessary or appropriate to fulfill its defined responsibilities, including independent legal counsel, consultants and other professional advisors, as well as executive search firms to help identify director candidates. The Committee shall have sole authority to approve fees, costs and other terms of engagement of such outside resources.

        4.    Committee Meeting Attendees—The Committee shall have authority to require Company employees, including senior management, and to request that any of the Company's counsel, auditors,

investment bankers, consultants or advisors, attend Committee meetings or meet with any member of the Committee.

        5.    Delegation to Subcommittees—The Committee may form and delegate authority to subcommittees as appropriate or permitted by applicable law or regulation.

D.    Functions

        The Committee may exercise its authority to carry out the following functions. The Committee may supplement and, except as otherwise required by applicable law or the requirements of NASDAQ, deviate from these activities as appropriate under the circumstances:

        1.    Orientation/Education—Oversee the orientation of new directors and evaluate the need and, if necessary, develop and institute a plan or program for the continuing education of directors and officers.

        2.    Board Independence—Consider and assess periodically the independence of directors, including whether a majority of the Board are independent of management within the meaning prescribed by NASDAQ and whether the members of the standing committees of the Board meet the independence requirements of NASDAQ applicable to such committees.

        3.    Criteria for Board Membership and Chairpersons—Establish criteria for membership on the Board and on committees of the Board and for chairpersons.

        4.    Board and Committees—Periodically review and assess the performance of the Board and each of its committees and recommend any changes to the Board. Evaluate the authority, charter, compositions and chairpersons of each standing committee of the Board and recommend any changes considered appropriate.

        5.    Information Flow—Oversee and review the processes and procedures used by the Company to provide accurate, relevant and appropriately detailed information to the Board and its committees on a timely basis.

        6.    Management Succession—Develop, and periodically review and revise as appropriate, a management succession plan and related procedures and consider and recommend to the Board candidates for successor to the Chief Executive Officer of the Company and, with appropriate consideration of the Chief Executive Officer's recommendations, candidates for successors to the other executive officers, in each case when vacancies shall occur in those offices.

        7.    Executive Officer Recommendation—Make recommendations to the Board regarding the election of officers.

        8.    Director Nominations—Identify, evaluate, review and recommend to the Board qualified candidates to serve on the Board.

        9.    Stockholder Proposals and Nominations—Establish a process for receiving and considering stockholder suggestions for director nominations. The Committee shall also review and make recommendations to the Board regarding proposals submitted by stockholders that relate to corporate governance matters, including director nominations.

        10.    Philanthropic and Political Activities—Oversee the Company's policies and practices, if any, regarding philanthropic and political activities.

        11.    Reporting to the Board of Directors—Report all material activities of the Committee to the Board from time to time, or whenever so requested by the Board.

E.    Meetings

        The Committee shall keep written minutes of its meetings, which minutes shall be maintained with the books and records of the Company. Meetings may be called by the Committee chairperson, the Board chairperson, if any, or the Chief Executive Officer. Unless otherwise designated, the Company's Secretary shall act as the secretary for the Committee.

Arena Pharmaceuticals, Inc.

☐	Mark this box with an X if you have made changes to your name or address details above.

Annual Meeting Proxy Card

A Election of Directors			PLEASE REFER TO THE REVERSE SIDE FOR INTERNET AND TELEPHONE VOTING INSTRUCTIONS.
1.	The Board of Directors recommends a vote FOR the listed nominees.
		For	Withhold		For	Withhold
	01 - Jack Lief	☐	☐	05 - Duke K. Bristow, Ph.D.	☐	☐
	02 - Dominic P. Behan, Ph.D.	☐	☐	06 - Derek T. Chalmers, Ph.D.	☐	☐
	03 - Donald D. Belcher	☐	☐	07 - J. Clayburn La Force, Jr., Ph.D.	☐	☐
	04 - Scott H. Bice	☐	☐	08 - Robert L. Toms, Sr.	☐	☐
B Issue
The Board of Directors recommends a vote FOR the following proposal.
2.	Ratification of selection of Ernst & Young LLP as independent auditors.	For	Against	Abstain	Check here if you plan to attend the annual meeting.	☐
		☐	☐	☐

C Authorized Signatures—Sign Here—This section must be completed for your instructions to be executed.

NOTE: Please sign your name(s) EXACTLY as your name(s) appear(s) on this proxy. All joint holders must sign. When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please provide your FULL title.

Signature 1—Please keep signature within the box	Signature 2—Please keep signature within the box	Date (mm/dd/yyyy)

Proxy—Arena Pharmaceuticals, Inc.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR
THE 2004 ANNUAL MEETING OF STOCKHOLDERS
6150 Nancy Ridge Drive, San Diego, California 92121

The undersigned stockholder of ARENA PHARMACEUTICALS, INC., a Delaware corporation (the "Company"), hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders, Proxy Statement, each dated April 23, 2004, and the Annual Report to Stockholders, and hereby appoints Jack Lief and Steven W. Spector, the President and the Secretary, respectively, of the Company, or each of them, as proxies and attorneys-in-fact, with all powers of substitution, to represent and vote, as set forth below, the shares of Common Stock of the Company held of record by the undersigned at the close of business on April 15, 2004, at the 2004 Annual Meeting of Stockholders of the Company, which is being held at the offices of the Company at 6150 Nancy Ridge Drive, San Diego, California 92121, on Friday, June 11, 2004, at 10:00 am San Diego local time, and at any adjournments or postponements of such meeting, with all powers which the undersigned would possess if personally present at such meeting or at any such postponement or adjournment, and, in their discretion, to vote such shares upon any other business that may properly come before the meeting or any adjournments or postponements thereof.

UNLESS OTHERWISE SPECIFIED BY THE UNDERSIGNED, THE PROXY WILL BE VOTED "FOR" PROPOSAL NOS. 1 AND 2 AND WILL BE VOTED BY THE PROXYHOLDERS AT THEIR DISCRETION UPON ANY OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT OR POSTPONEMENTS THEREOF.

Internet and Telephone Voting Instructions

You can vote by telephone OR Internet! Available 24 Hours a day 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy. Have this proxy card in hand when you call.

To vote using the Telephone (within U.S. and Canada)		To vote using the Internet
•Call toll free 1-866-812-3781in the United States or Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.		•Go to the following web site: WWW.COMPUTERSHARE.COM/US/PROXY
•Enter the Holder Account Number (excluding the letter "C") and Proxy Access Number located below.		•Enter the information requested on your computer screen and follow the simple instructions.
•Follow the simple recorded instructions.
Option 1:	To vote as the Board of Directors recommends on ALL proposals: Press 1.
When asked, please confirm your vote by pressing 1.
Option 2:	If you choose to vote on EACH proposal separately, press 0 and follow the simple recorded instructions.

If you vote by telephone or the Internet, please DO NOT mail back this proxy card.

Proxies submitted by telephone or the Internet must be received by 5:30 p.m., Central Daylight Time, on June 10, 2004.

THANK YOU FOR VOTING

QuickLinks

ARENA PHARMACEUTICALS, INC.
TABLE OF CONTENTS TO PROXY STATEMENT
Information Concerning Solicitation and Voting
Proposal 1 ELECTION OF DIRECTORS
Proposal 2 RATIFICATION OF INDEPENDENT AUDITORS
Compensation and Other Information Concerning Officers, Directors and Certain Stockholders
CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
CHARTER OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
CHARTER OF THE CORPORATE GOVERNANCE AND NOMINATING COMMITTEE OF THE BOARD OF DIRECTORS